UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2009

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)

350 West Washington Street
 Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (602) 414-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Effective December 1, 2009, First Solar, Inc. (the “Company”) and John T. Gaffney, Executive Vice President and Corporate Secretary of the Company, mutually agreed to end Mr. Gaffney’s employment with the Company.  Mr. Gaffney will receive certain compensation and benefits in accordance with the terms of his employment agreement, as well as an annual bonus for 2009, with the amount of such bonus to be determined consistent with the Company’s bonus program currently in effect for all employees.  Mr. Gaffney entered into a non-competition and non-solicitation agreement and a confidentiality and intellectual property agreement upon his employment, both of which shall continue to apply in accordance with their terms.  The aforementioned severance arrangements (which were not reflected in the guidance given on the Company’s October 28, 2009 earnings call) will impact net income by approximately $6.9 million in the fourth quarter of 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            FIRST SOLAR, INC.

Date:  November 17, 2009                                                                  By:/s/ Mary Beth Gustafsson
                 Name:  Mary Beth Gustafsson
Title: Executive Vice President, General Counsel